Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING LOGISTICS TO PARTICIPATE
IN BARCLAYS SELECT SERIES 2015: MLP CORPORATE ACCESS DAY

EL PASO, Texas - March 3, 2015 - Western Refining Logistics, LP (NYSE:WNRL) today announced that Partnership management will participate in the Barclays Select Series 2015: MLP Corporate Access Day, in New York City, on Wednesday, March 4, 2015. The presentation will be available on the Investor Relations section of Western Refining Logistics’ website at www.wnrl.com beginning March 4, 2015, and will remain available in accordance with the Partnership’s investor presentation archive policy.

About Western Refining Logistics, LP
Western Refining Logistics, LP is a principally fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE: WNR) to own, operate, develop and acquire terminals, storage tanks, pipelines and other related businesses. Headquartered in El Paso, Texas, WNRL’s assets include approximately 300 miles of pipelines, approximately 8.0 million barrels of active storage capacity, distribution of wholesale petroleum products and crude oil trucking.

More information about Western Refining Logistics is available at www.wnrl.com.